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                                                                  Exhibit 21.1
                             WHITE PINE SOFTWARE, INC.

                                LIST OF SUBSIDIARIES


NAME OF CORPORATION                         JURISDICTION OF INCORPORATION
-------------------                         -----------------------------

White Pine Software, Europe
(formerly About Software Corporation S.A.)   France